           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                         Amendment No. 5
                           FORM SB-2/A

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  FIRST CYPRESS TECHNOLOGIES, INC.
          (Name of small business issuer in its charter)

NEVADA                                                 98-0218688
-------------------------                              ----------------------
(State or jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification Number)

Robert Rosner, President
Suite 910, 510 Burrard Street
Vancouver, British Columbia V6C 3A8                  SEC File No.: 333-36942
-----------------------------------                                ---------
(Name and address of principal executive offices, principal place of business)

Registrant's telephone number, including area code:   (604) 817-1441

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                    |__|

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
--------------------------------------------------------------------------
Common Stock     2,057,500 shares $0.10        $205,750      $54.94
--------------------------------------------------------------------------
(1) Based on last sales price on December 31, 1999
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
               2300 W. Sahara Blvd., Suite 500
                     Las Vegas, NV 89102
                        (702) 312-6255
                 Agent for service of process

                               PROSPECTUS


                   FIRST CYPRESS TECHNOLOGIES, INC.
                           2,057,500 SHARES
                              COMMON STOCK
                           ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                           ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ----------------



          The Date Of This Prospectus Is: April 27, 2001

TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----

Summary ............................................................   4
Risk Factors .......................................................   5
     If We Do Not Obtain Additional Financing, Our Business
       Will Fail ...................................................   5
     Because We Have Only Recently Commenced Business Operations,
       We Face A High Risk of Business Failure .....................   5
     Because We Have Only Recently Commenced Business Operations,
       We Expect to Incur Operating Losses For The Foreseeable
       Future ......................................................   6
     If We Are Unable to Develop A Marketable Product Then Our
       Business Will Fail ..........................................   6
     If Major Search Engines Change Their Search Format, Then Our
       EngineMax Software May Not Be Able Operate Properly and Our
       Business May Fail ...........................................   6
     If A Market For Our Common Stock Does Develop, Our Stock
       Price May Be Volatile .......................................   6
     Because our management has only limited experience in the
       operation of our business and the development and sale of
       our products, there is a risk that our business may fail ....   7
     As our officers and directors do not devote their full business time to our business, we may not be able to implement
       our business plan and our business may fail .................   7
Use of Proceeds ....................................................   8
Determination of Offering Price ....................................   8
Dilution ...........................................................   8
Selling Shareholders ...............................................   8
Plan of Distribution ...............................................  12
Legal Proceedings ..................................................  13
Directors, Executive Officers, Promoters and Control Persons .......  13
Security Ownership of Certain Beneficial Owners and Management .....  14
Description of Securities ..........................................  15
Interest of Named Experts and Counsel ..............................  15
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities .......................................  16
Organization Within Last Five Years ................................  16
Description of Business ............................................  16
Plan of Operations .................................................  21
Description of Property ............................................  23
Certain Relationships and Related Transactions .....................  23
Market for Common Equity and Related Stockholder Matters ...........  23
Executive Compensation .............................................  25
Financial Statements ...............................................  25
Changes in and Disagreements with Accountants ......................  27
Available Information ..............................................  27

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             Summary


First Cypress Technologies, Inc.

We were incorporated on September 14, 1999 under the laws of the state of Nevada. Our principal offices are located at Suite 910, 510 Burrard Street, Vancouver, British Columbia V6C 3A8.

Our Business and Business Strategy

Our business plan is to develop and market an Internet computer software program known as EngineMax through our www.enginemax.com
Internet web site.    The EngineMax computer software program will be
designed to automate the process of submission of Internet web page
information to major Internet search engines.   Upon completion of
the development process, we plan to market our EngineMax software to Internet web page owners and designers who are trying to maximize their visibility to Internet users on major Internet search engines. Our plan is to earn revenue from sales of EngineMax software licenses once development of this software is complete.

We acquired the rights to develop our EngineMax software and the www.EngineMax.com web site address on October 5, 1999 from Mr. Lance Morgan.

We have only recently commenced the development of the EngineMax software and we have yet to earn any revenues. The EngineMax software is still in the conceptual stage of development and is not ready for commercial use or sale. We have also not started operations of our web site. Accordingly, our business operations are in the start-up phase.

                           Risk factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

If we do not obtain additional financing, our business will fail

As of December 31, 2000, we had cash in the amount of $427. Our business plan calls for significant expenses in connection with the development of our EngineMax software. In addition, we anticipate that revenues from operations will not be realized until sometime after development of our EngineMax software is complete.
Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

  *   Market conditions;
  *   Investor acceptance of our business plan; and
  *   Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in obtaining financing in the amount necessary to complete our business plan, then we will not be able to achieve revenues and our business will fail.

Because we have only recently commenced business operations, we face a high risk of business failure

We were incorporated in September 1999. We acquired the rights to develop our EngineMax software and the www.EngineMax.com web site address in October 1999. We are presently in the process of commencing development of our EngineMax software product. We have not yet earned any revenues. Accordingly, we have no operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

  *   Develop a functioning and marketable software product;
  * Develop a web site to market our EngineMax software once development is complete;
  * Successfully market our EngineMax software once development is complete;
  * Convince potential customers to purchase licenses of our EngineMax software;
  *   Respond effectively to competitive pressures;
  * Continue to develop and upgrade our EngineMax software once development is complete.

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing a computer software product. These conditions, as indicated in the audit report of BDO Dunwoody, LLP, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. To date, we have not completed the development of a viable software product and we can provide no assurance that the product we are currently developing will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain profitable operations, then our business will fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future

We have never been profitable or made any income whatsoever. As of December 31, 2000, we had an accumulated deficit of approximately $110,644. Prior to completion of our EngineMax software, we anticipate that we will incur increased operating expenses without realizing any revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from sales of licenses for our EngineMax software, we will not be able to achieve profitability or continue operations.

If we are unable to develop a marketable product then our business will fail

The EngineMax software is currently in the development stage. In order to develop the EngineMax software into a commercial product, we will have to complete programming of the computer code required for the EngineMax software. In addition, we will have to finish development of the EngineMax website which we will use for marketing and servicing the EngineMax software. Prior to commencing commercial sales, we will have to complete testing of both the EngineMax software and our website to ensure that the software and the website are functioning properly and are capable of being marketed to the public. If we are unable to develop a final software product that is capable of commercial sale and market acceptance, we will not be able to earn any revenues. Our failure to earn revenues will cause our business to fail.

If major search engines change their search format, then our EngineMax software may not be able operate properly and our business may fail

Our business plan is based on our ability to develop a computer software program that is able to access major search engines and directly submit web pages. If these major search engines restrict this access or change the manner in which they gather information on Internet web sites, then our EngineMax software product could be redundant or may not work properly, and we may not be able to produce a viable product. In such a case, our business will most likely fail.

If a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

  * Our ability to complete the development of the EngineMax software and the EngineMax website;
  * Our ability to generate revenues from sales of the EngineMax software;

  * Our ability to generate brand recognition of the EngineMax software and acceptance by consumers;
  * Increased competition from competitors who offer competing products; and
  *   Our financial condition and results of our operations.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. Moreover, we can provide no assurance that any market will develop for our common stock. If a market does not develop, investors would be unable to sell their securities.

Because our management has only limited experience in the operation of our business and the development and sale of our products, there is a risk that our business may fail.

Our management has only limited experience in the business of software development and the submission of web page information to search engines. Potential investors should be aware that there is a substantial risk of failure associated with inexperienced management as it encounters unfamiliar problems related to the business. We have only a limited operating history upon which to base any projection of the effects this risk factor will have on our operations, and thus we cannot assure potential investors that management's inexperience, and its inefficiencies caused thereby, will be overcome in the future.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail

Our officers and directors presently devote only 50% of their business time to the management of our business. This percentage of time may be increased or decreased in the future, but there is no specific plan to do so at this time. Moreover, we can provide no assurance to investors that either Mr. Rosner or Mr. Chow will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If Mr. Rosner and Mr. Chow do not devote a sufficient amount of their business time to the management of our business, our business may fail.

Forward-looking statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                        Use of proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                 Determination of offering price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                            Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                      Selling shareholders

The selling shareholders named in this prospectus are offering all of the 2,057,500 shares of common stock offered through this prospectus. The shares include the following:

1. 1,990,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 15, 1999;

2. 67,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on December 31, 1999;

The following table provides as of April 27, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each; and
5. the identity of the beneficial holder of any entity that owns the shares.

                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Abbey Investment
Management Ltd.       175,000   175,000        NIL         NIL
P.O. Box 2973,
11 Old Parham Road
St. John's, Antigua
Beneficial owner:
Ian Woods

Mike Arnott             1,000     1,000        NIL         NIL
242 Mobrae Ave.
Salt Spring
  Island, BC

Mary Arnott               500       500        NIL         NIL
242 Mobrae Ave.
Salt Spring Island, BC

Bruno Benedet, Jr.      1,000     1,000        NIL         NIL
414 N. Boundary Rd.
Burnaby, BC

Victor Benedet          1,000     1,000        NIL         NIL
414 N. Boundary Rd.
Burnaby, BC

J. Boguski              5,000     5,000        NIL         NIL
107 Skeena St.
Kitimat, BC

Wally Boguski           6,000     6,000        NIL         NIL
3887 Cartier St.
Vancouver, BC

Rhonda Canaday          4,500     4,500        NIL         NIL
167 Kirkpatrick Ave.
Penticton, BC

William Chang           1,000     1,000        NIL         NIL
4275 Lancelot Dr.
Richmond, BC

Albert Charron          7,500     7,500        NIL         NIL
13-23387 - 70A Ave.
Langley, BC

TABLE IS CONTINUED FROM PAGE 9

                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Brian Cole            200,000   200,000        NIL         NIL
405-1680 Balsam St.
Vancouver, BC

Edward Dowse          200,000   200,000        NIL         NIL
109-1770 128th St.
Surrey, BC

Francois MacKay         5,000     5,000        NIL         NIL
3636 W. 14th Ave.
Vancouver, BC

Mampr, Minci          305,000   305,000        NIL         NIL
3520 River Road
Richmond, BC

Bill C. Robertson       1,000     1,000        NIL         NIL
828 W. 7th Ave.
Vancouver, BC

Graeme Rowland        275,000   275,000        NIL         NIL
Orchard Barn
1 Peaches Farm
Crackstone
  Minchimhanston
Glos., England

Michael Soloniuk        6,500     6,500        NIL         NIL
3248 Adanac St.
Vancouver, BC

Laurence
  Sookochoff            5,000     5,000        NIL         NIL
4463 W. 1st Avenue
Vancouver, BC

Barb St. Eloi           7,500     7,500        NIL         NIL
3887 Cartier St.
Vancouver, BC

TABLE CONTINUED FROM PAGE 10


                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering
-------------------------------------------------------------------------
Carey Swales          6,000       6,000          NIL         NIL
3-2880 W. 33rd Ave.
Vancouver, BC

Dawana Taylor       300,000     300,000          NIL         NIL
1250 Saturna Dr.
Parksville, BC

Torcastle
  Investments Inc.  285,000     285,000          NIL         NIL
5 Columbus Centre
Pelican Drive
Road Town, BVI
Beneficial owner:
  Janice Wehner

Gino Varnier          1,000       1,000          NIL         NIL
5470 Meadfeild Lane
W. Vancouver, BC

Sandra Varnier        1,000       1,000          NIL         NIL
5470 Meadfeild Lane
W. Vancouver, BC

Raul Verzosa          7,000       7,000          NIL         NIL
23064-50th Ave.
Langley, BC

Woodcrest
  Enterprises S.A.  250,000     250,000          NIL         NIL
P.O. Box HM 2006
Hamilton, Bermuda
Beneficial owner:
  Peter Leighton
-------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,057,500 shares of common stock outstanding on April 27, 2001.

None of the selling shareholders or their beneficial owners:

  * has had a material relationship with the company other than as a shareholder at any time within the past three years; or
  * has ever been an officer or directors of the company or any of its predecessors or affiliates.


                      Plan of distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

The sales price to the public may be:

1.  The market price prevailing at the time of sale;
2.  A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                           Legal proceedings

We are not currently a party to any legal proceedings.  First
Cypress' agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


     Directors, executive officers, promoters and control persons

Our executive officers and directors and their respective ages as of April 27, 2001 are as follows:

Directors:

Name of Director              Age
----------------              -----
Robert Rosner                 36
Carl Chow                     30

Executive Officers:

Name of Officer               Age           Office
-----------------             -----         -------
Robert Rosner                 36            President and Chief
                                            Executive Officer
Carl Chow                     30            Secretary, Treasurer and
                                            Chief Financial Officer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Robert Rosner is our president and chief executive officer and is a member of our board of directors. Mr. Rosner was appointed to our board of directors on September 15, 1999. Mr. Rosner was appointed as our president on September 15, 1999. Mr. Rosner has been the owner and the president of Rosner Communications Inc. since July
1985. Rosner Communications Inc. provides consulting services to public companies. Mr. Rosner has been the president and a director of Moreno Ventures Inc., a company listed on the Canadian Venture Exchange, since July 1994. Mr. Rosner has been the president and a director of Fortuna Ventures Inc., a company listed on the Canadian Venture Exchange, since June 1996. Mr. Rosner was a director of
Global Tree Technologies, Inc., a company currently listed on the Canadian Venture Exchange, from May 1993 to February 1998. Moreno Ventures, Inc. and Fortuna Ventures, Inc. are both companies engaged in the business of mineral exploration. Global Tree Technologies, Inc. is a company engaged in the business of marketing of a fast growing tree for production of wood products. Mr. Rosner has been a member of the Independent Order of Foresters since 1989, and a member of its executive committee since 1994. Mr. Rosner spends approximately 50% of his time on our business.

Mr. Carl Chow is our secretary, treasurer and chief financial officer and a member of our board of directors. Mr. Chow was appointed to our board of directors on September 15, 1999. Mr. Chow was appointed our secretary and treasurer on September 15, 1999. Mr. Chow is the general manager of Viva Club, a restaurant located in Richmond, British Columbia, Canada. Mr. Chow has been the general manager of Viva Club from April 1999 to present where his principal duties are overseeing daily operations and serving as Director of Promotions and Marketing. Mr. Chow is also presently an assistant manager with Rogers Cable Systems where he attends to customer needs and complaints in regards to cable related problems, ensures employee quality control for customer care services and trains employees for operational systems of network and computers. Mr. Chow joined Rogers Cable Systems in May 1995. Mr. Chow was the general manager of Neway Holding and Trading, a company in the automotive parts and accessories business, from February 1994 to October 1996. His duties included performing marketing and sales training. Mr. Chow was a special events coordinator for Equity Magazine from October 1991 to April 1993. He principally marketed and organized motivational speakers for small business and entrepreneurs. Mr. Chow received his diploma in business education from the British Columbia Institute of Technology in 1991. Mr. Chow spends approximately 50% of his time on our business.

Term of office

Our Directors are appointed for a one year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant employees

We have no significant employees other than the officers and directors described above.

       Security ownership of certain beneficial owners and management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 27, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                Name and address        Amount of               Percent
Title of class  of beneficial owner     beneficial ownership    of class
--------------  -------------------     --------------------    --------
Common Stock    Robert Rosner           2,500,000 shares        35.4%
                Director, President &
                Chief Executive Officer
                Suite 910, 510 Burrard Street,
                Vancouver, British Columbia V6C 3A8

Common Stock    Carl Chow               2,500,000 shares        35.4%
                Director, Secretary,
                Treasurer & Chief
                Financial Officer
                6142 Beatrice St.
                Vancouver, BC V5P 3R2

Common Stock    All Officers and
                Directors               5,000,000 shares        70.8%
                as a Group that
                consists of 2 persons.
-------------------------------------------------------------------------

The percent of class is based on 7,057,500 shares of common stock issued and outstanding as of April 27, 2001.

                     Description of securities
General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.


Common stock

As of April 27, 2001, there were 7,057,500 shares of our common stock issued and outstanding that were held by approximately 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


              Interests of named experts and counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.
Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer,or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and in the registration statement have been audited by BDO Dunwoody, LLP, chartered accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure of commission position of indemnification for
                  securities act liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                Organization within last five years

We were incorporated on September 14, 1999 under the laws of the
state of Nevada.   We acquired the rights to develop our EngineMax
software and the www.EngineMax.com web site on October 5, 1999 from Mr. Lance Morgan in consideration for a purchase price of $15,000. Mr. Morgan is not, and has never been one of our officers, directors or shareholders.

Our president, Robert Rosner, was also the company's sole promoter upon its inception. Other than the purchase of his stock, Mr. Rosner has not entered into any agreement with the company in which he is to receive from the company or provide to the company any thing of value. Mr. Rosner paid a price of $0.001 US per share for each of the 2,500,000 shares he acquired. Mr. Rosner paid a total purchase price of $2,500 for his shares. These shares were purchased effective September 24, 1999 by Mr. Rosner.


                     Description of business

Our Business Plan is to develop and market an Internet computer software program known as EngineMax through our www.enginemax.com
Internet web site.    The EngineMax computer software program will be
designed to automate the process of submission of Internet web page
information to major Internet search engines.   Upon completion, we
plan to market this software to Internet web page owners and designers who are trying to maximize their visibility to Internet users. Our plan is to earn revenue from sales of licenses from our EngineMax software once development of this software is complete.

We have not yet commenced the development of the EngineMax software and we have yet to identify and hire an independent software development firm, as is part of our plan of operations. The
EngineMax software is still in its conceptual stage of development and is not ready for commercial use or sale. We have also not started operations of our web site.

Industry background

1. Growth of the Internet and the World Wide Web

The Internet and the World Wide Web are experiencing dramatic growth in terms of the number of users. The growth in the number of web users and the amount of time users spend on the web is being driven by the increasing importance of the Internet as a communications medium and an information resource and a sales and distribution channel. As Internet usage continues to grow, advertisers and electronic commerce marketers are increasingly using the web to locate customers, advertise and facilitate transactions.

2. Locating information on the Internet

The proliferation of content is making it increasingly difficult and time-consuming for users to navigate the Internet and to locate useful and relevant information. One of the principal methods of finding information on the Internet is through Internet search engines. Internet search engines capture, store and index web site information in order to retrieve web site listings in response to a user's query. These search engines have a limited ability to determine quality or relevance of the web site they retrieve. Further, as the nature of the available content has become more difficult to classify, many companies who offer search engines are being forced to employ significant editorial staff to ensure that responses to queries are satisfactory. Search engines based on natural language have the added difficulty of accurately determining sentence syntax and nuances.

3. Marketing web sites on the Internet

The explosive growth of Internet web pages and the reliance by Internet users on Internet search engines creates a marketing difficulty for businesses that are promoting their web sites on the Internet. A component of a successful marketing campaign of a web site is to design a web page such that major search engines recognize the web page when applicable key word searches are performed. The ability of a business to ensure that its web page appears on major search engines when appropriate keyword searches are performed can have a material impact on the visibility of the company's web site and the Internet traffic that the web site receives. Accordingly, there is a demand from Internet-based businesses to ensure that their web pages are appropriately positioned in the databases of major search engines such that the web pages are frequently cited when keyword searches are performed.

Development Of the EngineMax software

Our business plan is to develop the EngineMax software as an Internet software package that will be designed to enable users to automatically submit web pages to major search engines. We are planning to design the EngineMax software to access links that are currently incorporated into major search engines. These access links enable users to submit web pages directly to the search engine. The EngineMax software will be designed with the objective of automating this submission process and maximizing the ability of the user to have their web page cited by major search engines when Internet users enter appropriate key words.

Our plan is to design the EngineMax software with the following capabilities:

  * The EngineMax software will operate on both Windows 95 and Windows 98 operating systems.

  * The EngineMax software will be designed to submit domain names directly to major search engines through a comprehensive submission program.

  * The EngineMax software will be designed for the submission of initial web pages as well as the submission of web page updates.

  * The EngineMax software will be designed to configure submissions to major search engines in order to maximize exposure of customer's web sites on major search engines.

We also plan to develop our EngineMax web site at "www.enginemax.com" in order to market our EngineMax software. We will design our web site to provide our customers with useful tips and strategies for positioning their web sites for maximum recognition by major search engines.

We anticipate that upon development, we will have to continually upgrade and refine the EngineMax software in order that the software:

  * remains compliant with any modifications to the web page submission requirements of major search engines;
  * is able to operate on upgraded operating systems, such as Windows 2000;
  *   is competitive with products introduced by competitors.

Market for the EngineMax software

Our objective is to earn revenues from sales of licenses for the use of the EngineMax software.

We believe that the customers for our software will consist of web page owners and web page developers who are trying to maximize the visibility of their web sites on major Internet search engines. Visibility on major search engines is a principal component of the business plans of many companies who are trying to conduct electronic commerce or other business via the Internet. We anticipate that web page businesses and designers in the following areas may purchase our software:

  *   Internet marketing;
  *   Electronic commerce;
  *   Generating web traffic;
  *   Customer support services;
  *   Special events;
  *   Corporate web pages;
  *   Personal web pages;
  *   Online identity and development.

Marketing

Our objective will be to commence marketing of the EngineMax software upon completion of it's development. Our marketing strategy is proposed to include the following elements:

(A) A banner-advertising program in which we would pay for advertising of the EngineMax software on Internet web sites where we feel exposure would help to increase sales of the EngineMax software.

(B) An e-mail program whereby advertisements for our EngineMax software would be delivered to potential customers, including Internet service providers, advertising companies, web site development firms and computer programmers.

Operations

The development of our EngineMax software is currently in the conceptual stage of its development. We have not commenced operations or development in any form. We plan to commence development of the EngineMax software once financing is obtained. We have not completed the development of our www.EngineMax.com web site that will be used to market our EngineMax software. Our plan is to complete development of our web site once the development of the EngineMax software has been completed and we are ready to market the EngineMax software.

Competition

We will compete with other software developed by competitors, which includes:

  *   A software product known as Submit-it marketed by Software
      Design;

  * A software product known as Web Position Gold marketed by First Place Software;

  *   A software product known as Submission Wizard marketed by GRP
      Main Agencies.

We will compete with existing competitors both on the basis of price and brand recognition. Existing competitors who have already completed development of their software products may be able to market their competing products at lower prices than we are able to market the EngineMax software. In addition, existing competitors may have developed brand recognition with consumers, thereby making it more difficult for our product to gain consumer acceptance. The presence of these and other established competitors could adversely affect our ability to successfully implement our business plan and achieve sales of our software. If we are not successful in implementing our business plan, then our business will fail.

We have limited financial, marketing, technical and other resources that are necessary to implement our business plan. Many of our current and potential competitors have significantly greater financial, marketing, technical and other resources than we do. Our competitors may be able to devote greater resources to the development, promotion and sale of competing software and web sites. In addition, our competitors may be able to offer the software we are planning to develop at prices that are below the prices offered by us or which may even be free.

Government regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

  *   Sales and other taxes;
  *   User privacy;
  *   Pricing controls;
  *   Characteristics and quality of products and services;
  *   Consumer protection;
  *   Cross-border commerce;
  *   Libel and defamation;
  *   Copyright, trademark and patent infringement; and
  * Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market and sell EngineMax software in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we make sales of our EngineMax software, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Research and development expenditures

We have not expended any money on research and development. We have spent $15,000 on expenses associated with the acquisition of the rights to develop our EngineMax software and the www.EngineMax.com web site address.

Employees

We have no full-time employees and two part-time employees. Our part-time employees include Mr. Robert Rosner, our president and chief executive officer, and Mr. Carl Chow, our secretary, treasurer and chief financial officer. We plan to conduct our business primarily through agreements with consultants and arms-length third parties.


                       Plan of operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining financing for the development and marketing of our EngineMax software:

  * Build an internal administrative and managerial organization to oversee all areas of development and long-term operations.

  *   Develop a functional and marketable piece of software

  *   Create a cost-effective and internet-based marketing campaign

  *   Develop a website to market the software

In building our internal administrative and managerial organization, we will seek to minimize the hiring of fulltime employees. Fulltime positions will be limited to the president/CEO, CFO, a software development project manger, an office manager and a marketing manager. Other part-time and contract people are expected to be required to provide assistance to these roles. We project that the cost of these employees will total approximately $400,000 for the first year.

We also anticipate building an internal enhancement, support and marketing infrastructure for the business, spending approximately
$50,000 on the purchase of necessary equipment and supplies.

The most important and difficult goal is to complete the development of the EngineMax software. We plan to hire an external software development firm to build the software rather than handle this process ourselves.

We anticipate that we will hire the external software development firm by June 1, 2001 and that the development of the EngineMax software will begin immediately thereafter and be completed by August 15, 2001. We anticipate that the development costs will be approximately $250,000 and will consist primarily of payments to consultants for programming and software development services. Therefore the independent third party consultants will conduct all research and development.

The development of our EngineMax software will commence once financing is obtained.

We plan to commence development of our web site slightly before completion of the EngineMax software on or near August 1, 2001. We anticipate that our web site will be fully operational by September 15, 2001. We anticipate that the development expenses for this web site will be approximately $50,000.

We plan to undertake an advertising and marketing campaign once the development of our EngineMax software is complete on or about October 1, 2001. We anticipate that initial marketing expenses for the first year will be approximately $100,000. This campaign will be designed and the majority of the work will be completed by a third party marketing consulting firm. We anticipate that this will minimize start up expenses and optimize results in the ever-changing world of Internet marketing.

We anticipate we will first achieve revenues in October 2001.

In summary, we anticipate the following steps will be necessary to make us operational:

1. Hire support staff, including a software development project manger, an office manager and a marketing manager. This is expected to occur during the second quarter 2001 and cost approximately
$33,333 per month once we are fully staffed.

2. Create the EngineMax software. This is expected to occur during the second and third quarters of 2001 and cost approximately
$250,000.

3. Create the Website. This is expected to occur during the third quarter 2001 and cost approximately $50,000.

4. Launch our advertising and marketing campaign. This is expected to occur during the fourth quarter 2001 and cost approximately $100,000 initially.

We thus anticipate that we will be spending approximately $850,000 over the next twelve-month period in pursuing this plan of operations. Of these expenditures, we anticipate that approximately $475,000 will be spent in the next six months. Our cash position as of December 31, 2000 was $427. Accordingly, we will require additional financing in order to pursue this business plan. We anticipate that if we are successful in completing a financing, that the financing would be an equity financing raised through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in First Cypress.

In the event we are not successful in raising additional financing or that we raise only nominal financing, we anticipate that we will not be able to proceed with our business plan for the development and marketing of the EngineMax software and our business will likely fail. In such an event, our board of directors would most likely liquidate and dissolve the business, unless an alternative means of supporting our business plan efforts or another business opportunity presented itself. One alternative that may be considered by our board in such a circumstance would be a partnership with another more financially stable company interested in the EngineMax software.
Due to our lack of operating history and present inability to generate revenues, there currently exists substantial doubt about our ability to continue as a going concern.

We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing the development of our software and website and do not anticipate earning any revenues until sometime next year. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  * our ability to develop a commercially marketable computer software program with the features and functionality sought by potential customers;
  * our ability to successfully market our EngineMax computer software to potential customers;
  * our ability to charge customers a license fee that will enable us to generate revenues exceeding operating costs;
  * the introduction and availability of competing products by competitors.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.


                     Description of property

We do not own or lease any real property. Our principal executive offices are located in property rented by Mr. Robert Rosner, our president and a director, at Suite 910, 510 Burrard Street, Vancouver, British Columbia V6C 3A8. Our telephone number is (604) 817-1441. We pay only for our office expenses at this location at a rate of US$1000 per month.


          Certain relationships and related transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *   Any of our directors or officers;
  *   Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *   Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

We pay $500 per month to Mr. Rosner for office expenses and the use of office facilities. This agreement is on a month-to-month basis and can be terminated at any time.


           Market for common equity and related stockholder matters

No public market for common stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of our common stock

As of the date of this registration statement, we had 28 registered shareholders.

Rule 144 shares

A total of 5,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 70,575 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 5,000,000 shares that may be sold pursuant to Rule 144 are held by persons who are our affiliates.

Stock option grants

To date, we have not granted any stock options.

Registration rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                      Executive compensation

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended December 31, 2000

                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------

                                        Other                            All
                                        Annual                           Other
                                        Com-                             Com-
                                        pen-   Restricted                pen-
                                        sa-    Stock  Options/*  LTIP    sa-
Name        Title	   Year Salary  Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------  ----- ------ ------- ------- --------- ----
Robert    President, 1999  $1,000    0    0       0       0        0       0
Rosner    CEO and
          Director
Carl      Secretary, 1999     $0     0    0       0       0        0       0
Chow      Treasurer,
          CFO and
          Director


Stock option grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2000. We have also not granted any stock options to the executive officers since
December 31, 2000.

Employment agreements

We do not have an employment or consultant agreement with Mr. Robert Rosner, our president and a director. Mr. Rosner provides his
services to us on a part-time basis.    Effective December 1, 2000,
First Cypress began paying Mr. Rosner a management fee in the amount of $1,000 per month.

We do not have an employment or consultant agreement with Mr. Carl Chow, our secretary, treasurer and chief financial officer and a director. We do not pay any salary or consulting fees to Mr. Chow.

                        Financial statements

Index to Financial Statements:

1.  Auditors' Report;

2.  Comments by Auditors for US Readers;

3. Audited Financial Statements for the years ending December 31, 2000 and 1999, including:

    a. Balance Sheets as of December 31, 2000 and 1999

    b. Statement of Changes in Shareholders' Deficiency for the period from September 14, 1999 (inception) through December 31, 2000

    c. Statements of Operations for the period from September 14, 1999 (inception) through December 31, 1999 and 2000, and for the year ended December 31, 2000

    d. Statements of Cash Flows for the period from September 14, 1999 (inception) through December 31, 1999 and 2000, and for the year ended December 31, 2000

    e. Summary of Significant Accounting Policies

    f. Notes to Financial Statements

                  FIRST CYPRESS TECHNOLOGIES, INC.
                   (A Development Stage Company)
                       Financial Statements
          For the years ended December 31, 2000 and 1999




                                                                     Contents
=============================================================================
Auditors' Report                                                          F 1

Financial Statements

     Balance Sheets                                                       F 2

     Statement of Changes in Shareholder's Deficiency                     F 3

     Statements of Operations                                             F 4

     Statements of Cash Flows                                             F 5

     Summary of Significant Accounting Policies                     F 6 - F 7

     Notes to Financial Statements                                 F 8 - F 10

BDO   BDO Dunwoody LLP              102 - 100 Front Street
      Chartered Accountants         Penticton British Columbia Canada V2A 1H1
                                    Telephone: (250) 492-6020
                                    Fax: (250) 492-8110

-----------------------------------------------------------------------------

                                                             Auditors' Report

-----------------------------------------------------------------------------


To the Directors and Stockholders of
First Cypress Technologies, Inc.
(A Development Stage Company)


We have audited the balance sheets of First Cypress Technologies, Inc. (a development stage company) as at December 31, 2000 and 1999 and the statements of changes in shareholders' deficiency, operations and cash flows for the year ended December 31, 2000 and the period from September 14, 1999 (inception) to December 31, 1999 and for the cumulative period from September 14, 1999 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the First Cypress Technology, Inc. (a development stage company) as at December 31, 2000 and 1999 and the results of its operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000 and the period from September 14, 1999 (inception) to December 31, 1999 and for the cumulative period from September 14, 1999 (inception) to December 31, 2000 in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has no established source of revenue and has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants
Penticton, British Columbia
February 19, 2001

                                                                     F1

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                               Balance Sheets

December 31                                               2000           1999
                                                (U.S. Dollars) (U.S. Dollars)
-----------------------------------------------------------------------------

Assets

Current
  Cash                                           $         427  $      15,352
-----------------------------------------------------------------------------

Liabilities and Shareholders' Deficiency

Current
  Accounts payable and accrued liabilities       $      40,622  $      17,000

Due to shareholders (Note 2)                            70,449              -
                                                 ----------------------------
                                                       111,071         17,000
                                                 ----------------------------
Shareholders' deficiency

  Share capital (Note 3)
    Authorized - 25,000,000 common shares
      with par value $0.001
    Issued and fully paid -
      7,057,500 common shares                            7,058          7,058
    Additional paid-in capital                          24,592         24,592
    Deficit accumulated during the
      development stage                               (142,294)       (33,298)
                                                 ----------------------------
                                                      (110,644)        (1,648)
                                                 ----------------------------
                                                 $         427  $      15,352
=============================================================================


Approved on behalf of the Board



                             Director
-------------------------------------


                             Director
-------------------------------------


             The accompanying significant accounting policies and notes are an integral part of these financial statements

                                                                     F2

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                            Statements of Changes in Shareholders' Deficiency


From the period September 14, 1999 (inception)
to December 31, 2000                                             U.S. Dollars
-----------------------------------------------------------------------------
                         Number                    Addi-     Total     Share-
                         of      Per               tional    Accu-   holder's
                         Common  share Carrying    Paid in   mulated    Defi-
                         Shares  price    Value    Capital   Deficit   ciency
-----------------------------------------------------------------------------

Incorporation,
  September 14, 1999  5,000,000 $0.001 $  5,000  $      - $        -  $ 5,000

Sale of common
  shares,
  November 15, 1999   1,990,000 $0.010    1,990    17,910          -   19,900

Sale of common
  shares,
  December 31, 1999      67,500 $0.100       68     6,682          -    6,750

Net loss to
  December 31, 1999           -               -         -   (33,298)  (33,298)
                      -------------------------------------------------------
Balance,
  December 31, 1999   7,057,500        $  7,058  $ 24,592 $ (33,298)$  (1,648)

Net loss to
  December 31, 2000                                        (108,996) (108,996)
                      -------------------------------------------------------
Balance,
  December 31, 2000   7,057,500        $  7,058  $ 24,592 $(142,294)$(110,644)
                      =======================================================


             The accompanying significant accounting policies and notes are an integral part of these financial statements

                                                                     F3

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                     Statements of Operations

                                                    Period from   Period from
                                                   September 14  September 14
                                   For the                 1999          1999
                                   year             (inception)   (inception)
                                   ended                     to            to
                                   December 31      December 31   December 31
                                   2000                    1999          2000
                                   (U.S. Dollars) (U.S. Dollars)(U.S. Dollars)
-----------------------------------------------------------------------------
Expenses
   Interest and bank charges       $       3,137   $          -  $      3,137
   Management fees                         1,000              -         1,000
   Office and administration               1,170             71         1,241
   Professional fees                      97,689         18,227       115,916
   Rent                                    6,000              -         6,000
   Software development                        -         15,000        15,000
                                   ------------------------------------------
Net loss for the year              $    (108,996)  $    (33,298) $   (142,294)
=============================================================================
Basic loss per share               $       (0.02)  $      (0.01) $      (0.02)
=============================================================================
Weighted average shares outstanding    7,057,500      5,858,693     6,781,825
=============================================================================

             The accompanying significant accounting policies and notes are an integral part of these financial statements

                                                                     F4

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                     Statements of Cash Flows


                                                    Period from   Period from
                                                   September 14  September 14
                                   For the                 1999          1999
                                   year             (inception)   (inception)
                                   ended                     to            to
                                   December 31      December 31   December 31
                                   2000                    1999          2000
                                   (U.S. Dollars) (U.S. Dollars)(U.S. Dollars)
-----------------------------------------------------------------------------
Cash flows from operating
  activities
  Net loss for the year            $    (108,996) $     (33,298) $   (142,294)

Changes in assets and liabilities
  Accounts payable and accrued
    liabilities                           23,622         17,000        40,622
                                   ------------------------------------------
                                         (85,374)       (16,298)     (101,672)
                                   ------------------------------------------

Cash flows from financing
  activities
  Loans from shareholders                 70,449              -        70,449
  Proceeds from issuance of
    share capital                              -         31,650        31,650
                                   ------------------------------------------

                                          70,449         31,650       102,099
                                   ------------------------------------------
Increase (decrease) in cash during
  the year                               (14,925)        15,352           427

Cash, beginning of year                   15,352              -             -
                                   ------------------------------------------
Cash, end of year                  $         427  $      15,352  $        427
=============================================================================





             The accompanying significant accounting policies and notes are an integral part of these financial statements

                                                                     F5

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                   Summary of Significant Accounting Policies

December 31, 2000
-----------------------------------------------------------------------------
Software
Development
Costs Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", issued by the Financial Accounting Standards Board, certain costs incurred in the internal development of computer software which is to be licensed to customers are capitalized. Amortization of capitalized software costs is provided upon commercial release of the products at the greater of the amount using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or, (ii) the straight-line method over the remaining estimated economic life of the product including the year being reported on. Costs that are capitalized as part of internally developed software primarily include direct and indirect costs associated with payroll, computer time and allocable depreciation and other direct allocable costs, among others. All costs incurred prior to the establishment of technological feasibility are expensed as research and development costs during the years in which they were incurred. Capitalization stops when the product is available for general release. The amount by which unamortized software costs exceeds the net realizable value, if any, is recognized as expense in the year it is determined. The
                         Company will evaluate the net realizable value of capitalized computer software costs and intangible assets on an ongoing basis relying on a number of factors including operating results, business plans, budgets and economic projections.

                         Physical assets that are acquired for
                         development activities that have an alternate future use will be capitalized.

Use of
Estimates                The preparation of financial statements in
                         accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

Income Taxes             The Company follows the provisions of Statement
                         of Financial Accounting Standards ("SFAS") No.
                         109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

                                                                     F6

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                   Summary of Significant Accounting Policies

December 31, 2000
-----------------------------------------------------------------------------

Revenue
Recognition              Since inception the Company has not generated
                         any revenues and has not completed development of its software to the stage of determining how revenues will be generated from the software.
                         The Company will recognize revenue related to software licenses and software maintenance in compliance with the American Institute of Certified Public Accountants Statement of
                         Position No. 97-2, "Software Revenue
                         Recognition".

                         It is anticipated that the Company will license software under noncancellable license agreements and provide maintenance services, consisting of product support services and periodic updates. License fee revenues will generally be recognized when a noncancellable license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligations, the fees are fixed and determinable, and collection is considered probable. Revenues from maintenance agreements will be recognized ratably over the maintenance period.

Financial
Instruments              The Company's financial instruments consist of
                         cash, accounts payable and accrued liabilities and loans to shareholders. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

New Accounting
Pronouncements           In June 1998, SFAS No. 133, "Accounting for
                         Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June
                         15, 2000.

                         Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2000 to affect its financial statements.

Loss Per Share           Loss per share is computed in accordance with
                         SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share because there are no common stock equivalents.


                                                                     F7

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                Notes to Financial Statements

December 31, 2000
-----------------------------------------------------------------------------
1.    Nature of Business and Continued Operations

All financial information presented in these financial statements is expressed in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

First Cypress Technologies, Inc. was incorporated on September 14, 1999 under the laws of the State of Nevada. The Company is a development stage company that is currently developing an Internet computer software program known as EngineMax. The EngineMax computer software program will be designed to automate the process of submission of Internet web page information to major Internet search engines.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 2000, the Company has recognized no revenue and has accumulated operating losses of $142,294 since its inception, has a working capital deficiency of $110,644 and has a shareholders' deficiency of $110,644. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $850,000 within the upcoming year. Amounts raised will be used to complete the development of the EngineMax software, commence development of the Company's web site, undertake an advertising and marketing campaign and purchase of necessary equipment and supplies for the operation of the business. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

-----------------------------------------------------------------------------

2.    Due to Shareholders

Amounts due to shareholders are repayable on demand with interest at 8% per annum. Shareholder's have agreed not to demand repayment of the balances due until after January 1, 2002.


                                                                     F8

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                Notes to Financial Statements

December 31, 2000
-----------------------------------------------------------------------------

3.    Share Capital

Authorized
  25,000,000 common shares with par value of $0.001 per share



                                                 2000                    1999
                                   Number of              Number of
                                   Shares      Amount     Shares       Amount
                                   ------------------------------------------

Issued and fully paid
  Balance, beginning of year               -  $     -             -   $     -

Issued for cash
  Founders shares                  5,000,000    5,000     5,000,000     5,000

Private placements, for details
  see Statement of Changes
  in Shareholders' Deficiency      2,057,500    2,058     2,057,500     2,058
                                   ------------------------------------------
Balance, end of year               7,057,500  $ 7,058     7,057,500   $	7,058
                                   ==========================================

4.    Income Taxes

The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:

                                                                         2000
                                                               --------------

Net operating losses                                           $       47,400
Valuation allowance                                                   (47,400)
                                                               --------------
Deferred tax asset (liability)                                 $            -
                                                               ==============

The provision for income taxes differs from the amount computed using the federal statutory income tax rate as follows:

Benefit at federal statutory rate

                                                                  Period from
                                                                 September 14
                                                                         1999
                                                  Year Ended   (incorporation)
                                                  December 31, to December 31,
                                                      2000               1999
                                                  ----------------------------
Provision (benefit) on continuing operations
  at the federal US statutory rate of 34%         $    37,100   $      11,300
Increase in valuation allowance                       (37,100)        (11,300)
                                                  ---------------------------
                                                  $         -   $           -
                                                  ===========================

           At December 31, 2000, the Company had losses available for income tax purposes of approximately $142,000 which expire
                      $33,300 in 2019 and $108,700 in 2020.

                                                                     F9

=============================================================================
                                             First Cypress Technologies, Inc.
                                                (A Development Stage Company)
                                                Notes to Financial Statements

December 31, 2000
-----------------------------------------------------------------------------

4.    Income Taxes - continued

The Company evaluates its valuation allowance requirements based on projected future operations. Management has recorded a valuation allowance because it believes it is more likely than not that the future income tax benefits of the current loss will not be realized. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will be reflected in current income.

-----------------------------------------------------------------------------

5.	Commitments / Related Party Transactions

During the year the Company has incurred the following related party transactions:

                                                    2000           1999
                                              -----------------------------

Rent and office services paid to the
  President of the Company                    $    6,000         $        -
  Interest paid to the Directors and
    Officers of the Company                   $    2,980         $        -

       The rent and office services are provided to the Company on a month to month basis at $500 per month and can be terminated by the Company without notice.


                                                                     F10

            Changes in and disagreements with accountants

We have had no changes in or disagreements with our accountants.


                       Available information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             Part II

           Information not required in the prospectus

Item 24. Indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law ,unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding ,or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company ,except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other expenses of issuance and distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    55
Federal Taxes                                               $   NIL
State Taxes and Fees                                        $   NIL
Transfer Agent Fees                                         $ 1,000
Accounting fees and expenses                                $ 2,000
Legal fees and expenses                                     $13,000
Blue Sky fees and expenses                                  $ 2,000
Miscellaneous                                               $   NIL
                                                            ---------
Total                                                       $18,055
                                                            =========
-----------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent sales of unregistered securities

We issued 5,000,000 shares of common stock on September 24, 1999 to Mr. Robert Rosner and Mr. Carl Chow. Mr. Rosner and Mr. Chow are both directors of our company. Mr. Rosner is our president and chief executive officer. Mr. Chow is our secretary, treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 1,990,000 shares of our common stock at a price of $0.01 per share to a total of eight purchasers on November 15, 1999. The total amount received from this offering was $19,900. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 67,500 common shares at a price of $0.10 per share to a total of eighteen purchasers pursuant to Regulation S of the Securities Act on December 31, 1999. The total proceeds realized from this offering were $6,750. Each purchaser represented that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


Item 27. Exhibits.

EXHIBIT
NUMBER                                    DESCRIPTION
------------                             ------------------

  3.1                                     Articles of Incorporation
  3.2                                     By-Laws
  4.1                                     Share Certificate
  5.1                                     Opinion of Cane & Company, LLC,
                                            with consent to use
 10.1                                     Acquisition Agreement dated October
                                            5, 1999 between the Company and
                                            Mr. Lance Morginn
 23.1                                     Consent of BDO Dunwoody, LLP


Item 28. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 27, 2001.

                          First Cypress Technologies, Inc.

                          By: /s/ Robert Rosner
                             -----------------------------
                             Robert Rosner, President


Power of attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Rosner, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                   Capacity in which signed           Date

/s/ Robert Rosner           President and Chief Executive      April 27, 2001
----------------------      Officer, or Principal Executive
Robert Rosner               Officer and Director

                            Chief Financial Officer, or
/s/ Carl Chow               Principal Financial/Accounting     April 27, 2001
----------------------      Officer, Secretary, Treasurer
Carl Chow                   and Director